UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2020

KRATON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300 Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 504-4700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01	KRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 15, 2020, Kraton Corporation (the “Parent”) and certain of its subsidiaries entered into a Second Amended and Restated Loan, Security and Guarantee Agreement (the “Loan Agreement”), among Kraton Polymers U.S. LLC (“Kraton Polymers”), Kraton Chemical, LLC (“Kraton Chemical” and together with Kraton Polymers, the “U.S. Borrowers”), Kraton Polymers Nederland B.V. (the “Initial Dutch Kraton Borrower” and together with the U.S. Borrowers, the “Borrowers”), the Parent and certain other subsidiaries of the Parent, as guarantors (together with the Borrowers and the Parent, the “Guarantors”), Bank of America, N.A., as administrative agent, collateral agent and security trustee (the “Agent”) and the other financial institutions from time to time party thereto as lenders (the “Lenders”). The Loan Agreement amends and restates the Amended and Restated Loan, Security and Guarantee Agreement, dated as of January 6, 2016, among the Borrowers, the Parent and certain other subsidiaries of the Parent, as guarantors, the Agent and the financial institutions from time to time party thereto as lenders (as amended, the “Prior Credit Agreement”).

As with the Prior Credit Agreement, the Loan Agreement provides for a senior secured asset-based revolving credit facility with total commitments of $250 million. The commitments under the Loan Agreement initially consist of:

(1)    a $185 million U.S. senior secured revolving credit facility (which includes up to $30 million available for the issuance of letters of credit) (the “U.S. Revolving Facility”); and

(2)    a $65 million Dutch senior secured revolving credit facility (which includes up to $10 million available for the issuance of letters of credit) (the “Dutch Revolving Facility” and, together with the U.S. Revolving Facility, the “ABL Facility”).

Commitments under the U.S. Revolving Facility and the Dutch Revolving Facility may be reallocated subject to certain conditions, provided that commitments under the U.S. Revolving Facility must comprise at least 60% of the commitments under the ABL Facility. In addition, the Borrowers may request up to an aggregate of $100 million of additional revolving facility commitments, subject to additional conditions described in the Loan Agreement.

Availability under the Loan Agreement for each Borrower is generally subject to a borrowing base based on a percentage of applicable eligible receivables and eligible inventory. Subject to certain exceptions, availability of borrowings of the U.S. Borrowers is subject to an aggregate borrowing base of the U.S. Borrowers and availability of borrowings of the Initial Dutch Kraton Borrower is subject to the borrowing base of the Initial Dutch Kraton Borrower. The Loan Agreement improves certain borrowing base advance rates and eligibility criteria from the Prior Credit Agreement.

Subject to earlier termination, the Loan Agreement will mature on January 6, 2023, which extends the maturity date from January 6, 2021 under the Prior Credit Agreement. The Borrowers are permitted to voluntarily prepay outstanding borrowings under the Loan Agreement from time to time, without penalty or premium, other than customary breakage costs with respect to LIBOR loans. Borrowings under the Loan Agreement are also subject to mandatory prepayment in certain circumstances, including in the event that borrowings exceed applicable borrowing base limits and in connection with certain dispositions.

Borrowings under the U.S. Revolving Facility generally bear interest at a rate equal to, at the applicable U.S. Borrower’s option, either (a) a base rate or (b) a rate based on LIBOR (subject to a 1.0% floor), in each case, plus an applicable margin. Dutch borrowings under the Dutch Revolving Facility bear interest at a rate equal to, at the applicable Borrower’s option, either (a) a fluctuating rate, with respect to Euros, Pounds Sterling and Dollars outside of the U.S. and Canada, equal to the base rate by the local branch of Bank of America, N.A. in the jurisdiction in which such currency is funded or (b) a rate based on LIBOR, in each case plus an applicable margin. The applicable margin is based on excess availability and ranges from (i) 1% to 1.5% for U.S. base rate loans (increased from 0.5% to 1% under the Prior Credit Agreement) and (ii) 2% to 2.5% for European base rate loans, LIBOR loans and letter of credit fees (increased from 1.5 to 2% under the Prior Credit Agreement). In addition to paying interest on outstanding principal under the Loan Agreement, the Borrowers are required to pay a commitment fee in respect of the unutilized commitments at an annual rate of 0.375%.

The Loan Agreement contains certain customary representations, warranties, and covenants for the benefit of the Agent and the Lenders. The Loan Agreement also contains a financial covenant, which requires the Parent and its restricted subsidiaries to maintain a fixed charge coverage ratio of 1.0 to 1.0 if availability under the ABL Facility is below specified amounts. The obligations under the Loan Agreement may be accelerated or the commitments terminated upon the occurrence of events of default under the Loan Agreement, which include payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to other material indebtedness, defaults arising in connection with changes of control and other customary events of default.

All secured obligations under the Loan Agreement are unconditionally guaranteed by the Guarantors that are organized in the United States (the “U.S. Guarantors”). The secured obligations under the Dutch Revolving Facility are also unconditionally guaranteed by the Initial Dutch Kraton Borrower and the Guarantors organized in the Netherlands (the “Dutch Guarantors”).

All secured obligation under the Loan Agreement are secured, subject to certain exceptions, by (i) a perfected first-priority security interest in, among other things, accounts, inventory and cash of the U.S. Guarantors (“ABL Priority Collateral”) and (ii) a perfected second-priority security interest in substantially all tangible and intangible assets of the U.S. Guarantors that are not ABL Priority Collateral ((i) and (ii) collectively, the “ABL U.S. Collateral”). The Dutch Revolving Facility, in addition to being secured by the ABL U.S. Collateral, is secured, subject to certain exceptions, by a perfected first-priority security interest in, among other things, accounts, inventory and cash of the Initial Dutch Kraton Borrower and the other Dutch Guarantors.

The Agent and certain Lenders under the Loan Agreement have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Parent, the Borrowers and the other Guarantors and their affiliates in the ordinary course of business for which they have received or will receive fees and expenses.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety, by the full text of the Loan Agreement, attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2020, the Parent issued a press release announcing entry into the Loan Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1

Second Amended and Restated Loan, Security and Guarantee Agreement, dated as of April 15, 2020, among Kraton Polymers U.S. LLC and Kraton Chemical, LLC, as U.S. Borrowers and Guarantors, Kraton Polymers Nederland B.V., as Initial Dutch Kraton Borrower, Kraton Corporation, as Parent, certain subsidiaries of Parent, as Guarantors, the financial institutions from time to time party thereto, as Lenders, and Bank of America, N.A., in its capacity as Administrative Agent, Collateral Agent and Security Trustee.

99.1	Press Release dated April 15, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date: April 15, 2020	By:	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Senior Vice President, Chief Financial Officer and Treasurer